UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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LGI HOMES, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1450 Lake Robbins Drive, Suite 140
The Woodlands, Texas 77380

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
to be held on:
September 25, 2014
10:00 a.m. Central Time

Dear Stockholder:

You are cordially invited to attend our 2014 Annual Meeting of Stockholders, which will be held at 10:00 a.m. (Central Time) on September 25, 2014, at the Company’s headquarters located at 1450 Lake Robbins Drive, Suite 140, The Woodlands, Texas 77380.
We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect the nominees named in the accompanying proxy statement to LGI Homes, Inc.’s Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record as of the close of business on July 28, 2014 are entitled to notice and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our headquarters for ten days prior to the Annual Meeting. If you would like to view this stockholder list, please contact Investor Relations at (281) 362-8998.

Each share of Company common stock that you own represents one vote, and your vote as a stockholder of LGI Homes, Inc. is very important. For questions regarding your stock ownership, you may contact Investor Relations at (281) 362-8998 or, if you are a registered stockholder, our transfer agent, Computershare Investor Services, by email through their website at www.computershare.com/contactus or by phone at (800) 962-4284 (within the U.S. and Canada) or (781) 575-3120 (outside the U.S. and Canada).

The Board of Directors has approved the proposals described in the accompanying proxy statement and recommends that you vote “FOR” the election of all nominees for director in Proposal 1 and “FOR” Proposal 2.

BY ORDER OF THE BOARD OF DIRECTORS

Charles Merdian Chief Financial Officer, Treasurer and Secretary

The Woodlands, Texas
August 12, 2014

YOUR VOTE IS IMPORTANT

Instructions for submitting your proxy are provided in the Notice of Internet Availability of Proxy Materials, the Proxy Statement and your proxy card. It is important that your shares be represented and voted at the Annual Meeting. Please submit your proxy through the Internet, by telephone, or by completing the proxy card. You may revoke your proxy at any time prior to its exercise at the Annual Meeting. Please do not return the proxy card if you are voting through the Internet or by telephone.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be Held on September 25, 2014:

The Company’s Proxy Statement and 2013 Annual Report on Form 10-K and Appendix are available for review online at www.proxydocs.com/LGIH, which can also be accessed using the link at www.lgihomes.com/investors.

LGI HOMES, INC.
2014 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION
The accompanying proxy is solicited on behalf of the Board of Directors of LGI Homes, Inc. (the “Company”) for use at the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s headquarters located at 1450 Lake Robbins Drive, Suite 140, The Woodlands, Texas 77380, on September 25, 2014, at 10:00 a.m. (Central Time), and any adjournment thereof.
On or about August 13, 2014, we will mail to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2013 Annual Report on Form 10-K and Appendix (collectively, our “2013 Annual Report”), via the Internet and vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials. Our 2013 Annual Report, Notice of Internet Availability of Proxy Materials and the proxy card are first being made available online on or about August 13, 2014.
About the Annual Meeting
What is the purpose of the Annual Meeting?
At our Annual Meeting, stockholders will act upon the proposals described in this proxy statement.
What proposals are scheduled to be voted on at the Annual Meeting?
Stockholders will be asked to vote on the following proposals:

1.
To elect Duncan Gage, Eric Lipar, Bryan Sansbury, Steven Smith, and Robert Vahradian to our Board of Directors until the next annual meeting of stockholders, until his successor is elected or appointed, or until his earlier death, resignation or removal (see pages 10-12);

2.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 (see pages 13-14); and

3.	To transact such other business as may properly come before the Annual Meeting, or any adjournment thereof.
We are not aware of any other business to be brought before the Annual Meeting. If any additional business is properly brought before the Annual Meeting, proxies will be voted on those matters in accordance with the judgment of the person or persons acting under the proxies.
What is the recommendation of the Board of Directors on each of the proposals scheduled to be voted on at the Annual Meeting?
The Board of Directors recommends that you vote:

•	"FOR" the election of each of the nominees for director named in this proxy statement; and

•	"FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.
Voting of Proxies
When you vote by proxy, you authorize our officers listed on the proxy card to vote your shares on your behalf as you direct. In the absence of such direction, your shares will be voted:

•	" FOR" the election of each of the nominees for director named in this proxy statement; and

•	"FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.
Voting and Ownership of Shares
At the close of business on the record date, July 28, 2014, the Company had 20,763,449 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter brought before the Annual Meeting. The following votes are required to approve each of the proposals at the meeting.

•
Election of Directors.   The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the five nominees receiving the highest number of affirmative "FOR" votes will be elected as directors.

•
Ratification of Appointment of Independent Registered Public Accounting Firm.   The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm requires the approval of a majority of the votes cast at the Annual Meeting.

Who can vote at the Annual Meeting?
Stockholders as of the close of business on the record date for the Annual Meeting (July 28, 2014) are entitled to vote at the Annual Meeting. At the close of business on the record date, there were outstanding and entitled to vote 20,763,449 shares of the Company’s common stock.
Stockholder of Record: Shares Registered in Your Name
If at the close of business on July 28, 2014, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the stockholder of record with respect to those shares.
As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote over the Internet or by telephone, or if you request paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If at the close of business on July 28, 2014, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that is the record stockholder of your shares giving you the right to vote the shares at the Annual Meeting.

How do I vote?
If you are a stockholder of record, you may:

•	vote in person—we will provide a ballot to stockholders who attend the Annual Meeting and wish to vote in person;

•	vote by mail—if you request a paper proxy card, simply complete, sign and date the proxy card, then follow the instructions on the proxy card; or

•
vote via the Internet or via telephone—follow the instructions on the Notice of Internet Availability or proxy card and have the Notice of Internet Availability or proxy card available when you access the internet website or place your telephone call.

Votes submitted via the Internet or by telephone must be received by 5:00 p.m., Central Time, on September 24, 2014. Submitting your proxy, whether via the Internet, by telephone or by mail if you requested a paper proxy card, will not affect your right to vote at the Annual Meeting if you were a stockholder of record as of the close of business on July 28, 2014, and should you decide to attend the Annual Meeting and vote your shares at the Annual Meeting.
If you are not a stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the Annual Meeting if you have already voted by proxy.
How do I revoke my proxy?
A stockholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to the Secretary of the Company, by delivering a later-dated proxy, or by voting in person at our Annual Meeting.
What is the quorum requirement for the Annual Meeting?
A majority of our outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.
How are abstentions and broker non-votes treated?
Abstentions (shares present at the Annual Meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the election of directors (Proposal 1) or on the ratification of appointment of auditors (Proposal 2).
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors (Proposal 1). Ratification of the appointment of auditors (Proposal 2) is considered to be a routine matter and, accordingly, if you do not instruct your broker, bank or other nominee on how to vote the shares in your account for Proposal 2, brokers will be permitted to exercise their discretionary authority to vote for the ratification of the appointment of auditors. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

What if I return a proxy card but do not make specific choices?
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above). Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, on or about August 13, 2014, the Company will mail a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability and www.proxydocs.com/LGIH. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce cost to the Company associated with the physical printing and mailing of proxy materials.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability will provide you with instructions regarding how to use the Internet to:

•	View the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available at www.lgihomes.com/investors. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this proxy statement.
Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Who is paying for this proxy solicitation?
The Company is paying the costs of the solicitation of proxies. Proxies may be solicited on behalf of the Company by our directors, officers, employees or agents in person or by telephone, facsimile or other electronic means. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock. We have not retained an outside proxy solicitation firm to assist us with the solicitation of proxies.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE
Composition of the Board of Directors
Our Board of Directors currently consists of five members. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board. Our directors hold office until their successors have been elected and qualified or appointed, or the earlier of their death, resignation or removal. Vacancies on the Board are filled solely by the affirmative vote of a majority of the remaining directors then in office, and not by the stockholders. Each of our directors is elected annually.
Director Independence
All members of our Board, except Mr. Lipar, have been determined by the Board to be independent under the NASDAQ listing requirements. In making this determination, the Board has affirmed that each of the independent directors meets the objective requirements for independence set forth by the NASDAQ listing requirements. The independent directors are Duncan Gage, Bryan Sansbury, Steven Smith, and Robert Vahradian. Mr. Lipar is not independent because he is our Chief Executive Officer.
In evaluating and determining the independence of the directors, the Board considered that the Company may have certain relationships with its directors. Specifically, the Board considered that Mr. Smith is the uncle of Mr. Eric Lipar, our Chief Executive Officer and Chairman of the Board. The Board determined that this relationship does not impair Mr. Smith's independence.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of the Company.
Board Leadership Structure
With respect to the roles of Chairman of our Board of Directors and Chief Executive Officer, our Board of Directors exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Our Board of Directors believes that the combination or separation of these positions should continue to be considered as part of our succession planning process. Currently the roles are combined, with Mr. Lipar serving as Chief Executive Officer and Chairman of our Board of Directors. Mr. Lipar’s extensive business knowledge, along with his demonstrated leadership capability through the growth of the Company, makes him highly qualified to continue to serve as our Chairman of the Board and our Chief Executive Officer.
The Lead Independent Director coordinates the activities of the other non-employee directors and performs such other duties and functions as directed by our Board from time to time. The Lead Independent Director presides over the executive sessions of non-management directors. Mr. Sansbury currently serves as our Lead Independent Director.
Board Meetings
Our Board of Directors and its committees meet throughout the year, and also hold special meetings and act by written consent from time to time. Our Board of Directors which was formed in June 2013, held a total of four meetings during 2013. All of the directors attended at least 75% of the meetings.
Agendas and topics for board and committee meetings are developed through discussions among management and members of our Board of Directors and its committees. Information and data that are important to the issues to be considered are distributed in advance of each meeting. Board meetings and background materials focus on key strategic, operational, financial, governance and compliance matters applicable to us.

Role in Risk Oversight
Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. In addition, each of the board committees is responsible for the risk management under its area of responsibility and consistent with its charter and such other responsibilities as may be delegated to them by the Board of Directors from time to time.
Code of Business Conduct and Ethics
We have adopted a written Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Business Conduct and Ethics is posted on our website at www.lgihomes.com and can be accessed by clicking on "INVESTORS" and then "CORPORATE GOVERNANCE" on our website. We intend to satisfy any disclosure requirements pursuant to Item 5.05 of Form 8-K and NASDAQ rules regarding any amendment to, or a waiver from, certain provisions of our Code of Business Conduct and Ethics by posting such information on our website.
Board Committees and Meetings
Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees reports to our Board of Directors as it deems appropriate and as our Board of Directors may request.
The Board has adopted written charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, which are available on our website, www.lgihomes.com, and can be accessed by clicking on "INVESTORS" and then "CORPORATE GOVERNANCE" on our website. From time to time, special committees may be established under the direction of our Board when necessary to address specific issues. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this proxy statement.
The table below sets forth the membership of the Board and its standing committees and the number of meeting held during 2013.

Director Name:	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Duncan Gage	X	Chair	X
Eric Lipar	Chair
Bryan Sansbury	X		Chair	X
Steven Smith	X	X		Chair
Robert Vahradian	X			X

Number of meetings during 2013	4 (1)	4	3	-

(1) One of these meetings occurred after our IPO.
                The independent directors meet in regularly scheduled executive sessions without management. Mr. Sansbury, as the Lead Independent Director, presides over all executive sessions at which he is present.

Director Compensation
We currently compensate our non-employee directors as follows:

•	an annual fee of $50,000 plus an additional annual payment of $10,000 for the Lead Independent Director and each committee chair, paid quarterly;

•
an annual grant of restricted stock with an aggregate value equal to $50,000 based on the closing price of our common stock on the date of grant, which vests in three annual installments after the date of grant; and

•	reimbursement of reasonable out-of-pocket expenses up to $2,000 per meeting for travel in connection with their attendance in-person at Board or committee meetings.

The following table contains information with respect to 2013 compensation of our non-employee directors who served in such capacity since June 26, 2013. The 2013 compensation of Mr. Eric Lipar, Chief Executive Officer and Chairman of the Board, is disclosed in the Executive Compensation section below.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation (3)	Total

Duncan Gage (2)	$30,000	$50,006	$5,676	$85,682
Bryan Sansbury (2)	$35,000	$50,006	$122	$85,128
Steven Smith (2)	$30,000	$50,006	$5,427	$85,433
Robert Vahradian (2)	$25,000	$50,006	—	$75,006

(1)
The amounts shown reflect the grant date fair value of restricted stock units granted, determined in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (our "2013 Form 10-K”), regarding assumptions underlying valuations of equity awards for 2013.

(2)
On November 6, 2013, each non-employee director was granted 4,546 restricted stock units which vest in three annual installments of restricted stock units, the first installment of 1,546 shares will occur on November 6, 2014, with the two remaining equal annual installments of 1,500 shares occurring on each anniversary of such date. The restricted stock units automatically become fully vested upon the earlier of (i) the director’s disability; (ii) the director’s death; and (iii) immediately prior to the closing of a change in control of the Company, as defined in the Company's 2013 Equity Incentive Plan.

(3)	Includes reimbursement of out-of-pocket travel costs incurred for in-person attendance at Board and committee meetings.

Audit Committee
Our Audit Committee consists of Mr. Gage, who serves as chair of the committee, and Mr. Smith. Our Board of Directors has determined that both members of the Audit Committee are independent for purposes of serving on such committee under the NASDAQ listing standards and applicable federal law. In addition, our Board of Directors has determined that each current member of the Audit Committee is financially literate under the NASDAQ listing standards and that Duncan Gage qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.
The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) delineating relationships between our independent registered public accounting firm and us and request information from our independent registered public accounting firm and management to determine the presence or absence of a conflict of interest; (3) reviewing with our independent registered public accounting firm the scope and results of their audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (8) reviewing and approving related-person transactions.
Compensation Committee
Our Compensation Committee consists of Mr. Sansbury, who serves as chair of the committee, and Mr. Gage. Each of the members of our Compensation Committee meets the independence requirements applicable to those committees under the NASDAQ listing standards, an “outside director” in accordance with Section 162(m) of the Internal Revenue Code, and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”).
The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers; (3) reviewing employment agreements and other similar arrangements between us and our executive officers; and (4) appointing and overseeing any compensation consultants.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Mr. Smith, who serves as chair of the committee, Mr. Sansbury and Mr. Vahradian. Each of the members of our Nominating and Corporate Governance Committee are independent directors under the NASDAQ listing standards.
The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors; (2) overseeing the organization of our Board of Directors to discharge the Board’s duties and responsibilities properly and efficiently; and (3) developing and recommending corporate governance guidelines and principles to our Board of Directors.
Selection and Evaluation of Director Candidates
The Nominating and Corporate Governance Committee is responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executive officers of the Company for the names of potentially qualified candidates or ask directors and executive officers to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates' independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as director.
The Nominating and Corporate Governance Committee is responsible for reviewing with our Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, will take into account many factors, including the following:

•	personal and professional integrity;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company

•	experience in the industries in which we compete;

•	experience as a board member or executive officer of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	conflicts of interest; and

•	business judgment
Director candidates recommended by our stockholders will be considered in the same manner as recommendations by directors, executive officers, outside advisors or search firms.  Any stockholder who intends to recommend a candidate to the Nominating and Corporate Governance Committee for consideration as a director nominee should deliver written notice pursuant to Article III, Section 3.1(a) of our Bylaws, to the Secretary of the Company. Any such notice should be delivered by the date required by such section of the Bylaws in order to permit the Nominating and Corporate Governance Committee to complete its review in a timely fashion.
Contacting the Board
Any stockholder or any other interested party who wishes to communicate directly with (i) our entire Board of Directors, (ii) the non-management directors as a group or (iii) the Lead Independent Director, may do so by corresponding with the Lead Independent Director at the following address: Lead Independent Director, LGI Homes, Inc., 1450 Lake Robbins Drive, Suite 140, The Woodlands, Texas 77380, Attn: Corporate Secretary. The Company will forward any such communication to the intended recipients, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal or similarly inappropriate.

PROPOSAL 1—ELECTION OF DIRECTORS
           Our Board of Directors currently consists of five members. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board.
            Each nominee presented below, if elected, will serve as a director until the next annual meeting of stockholders and until such director's successor is duly elected and qualified or, if earlier, such director's death, resignation or removal. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. All of the nominees currently serve on the Board. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that any nominee is unable to serve as a director or should otherwise become unavailable, the Board may either propose an alternate nominee, in which case the proxies will be voted for the alternative nominee unless directed to withhold from voting, or the Board may elect to reduce the size of the Board.
Mr. Smith is the uncle of Mr. Eric Lipar, our Chief Executive Officer and Chairman of the Board. There are no other familial relationships among our directors and executive officers.
Director Nominees
Our Board of Directors believes that it is necessary for each of our directors to possess qualities, attributes and skills that contribute to a diversity of views and perspectives among the directors and enhance the overall effectiveness of the board. As described on page 8 under “Corporate Governance and Director Independence  — Selection and Evaluation of Director Candidates,” our Nominating and Corporate Governance Committee considers all factors it deems relevant when evaluating prospective candidates or current board members for nomination to our Board of Directors, as prescribed in the committee’s charter. All of our directors bring to the board leadership experience derived from past service. They also all bring a diversity of views and perspectives derived from their individual experiences working in a range of industries and occupations, which provide our Board of Directors, as a whole, with the skills and expertise that reflect the needs of the Company.
Certain individual experiences, qualifications, and skills of our directors that contribute to the Board of Directors’ effectiveness as a whole are described in the biographies set forth below.

Duncan Gage	Director
Mr. Gage, age 65, has served as a director since June 2013. Mr. Gage currently manages his personal investments. Mr. Gage was President and CEO of Giant Cement Holdings, Inc. from 2009 to 2012, a producer of cement, concrete and aggregate for the construction industry. He previously served as President of the Eastern Construction Materials Division of Rinker Materials and President of Rinker’s Concrete Pipe Division. Mr. Gage also held a number of senior executive positions with Lafarge Group, including, Regional President, Southeast Asia and President, US Cement Operations. Mr. Gage is the chair of our Audit Committee and is a member of our Compensation Committee. Our Board of Directors has determined that Mr. Gage qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. He is a director of Insteel Industries, Inc., where he chairs the Audit Committee and is a member of the Compensation Committee. Mr. Gage is also a member of the Board of Directors for the South Carolina Aquarium.

Mr. Gage’s experience as an executive officer of public companies as well as his experience as a director of Insteel Industries, Inc. (a public manufacturer of steel wire reinforcing products) and chair of its audit committee gives him a unique perspective on business and corporate governance issues.

Eric Lipar	Chief Executive Officer, Director
Mr. Lipar, age 43, is our Chief Executive Officer and serves as Chairman of our Board of Directors. He has served as our Chief Executive Officer since 2009, as a director since June 2013 and as Chairman of the Board since July 2013. Previously, Mr. Lipar served as our President from 2003 until 2009. Mr. Lipar has been in the residential land development business since the mid-1990s and is one of our founders. He has overseen land acquisition, development and the sales of over 7,000 homes since our inception. Mr. Lipar currently serves on the Residential Neighborhood Development Council for the Urban Land Institute. Through his in-depth work experience, Mr. Lipar has obtained a broad background in all aspects of residential construction, development, financing, sales and marketing. Mr. Lipar is responsible for our overall strategic leadership, working closely with our key executives to establish, implement and direct our long-range goals, strategies and policies.
Mr. Lipar brings extensive leadership, along with industry and operational experience to our Board of Directors. Through his experience, his knowledge of our operations and our markets and his professional relationships within the homebuilding industry, Mr. Lipar is highly qualified to identify important matters for review and deliberation by our Board of Directors and is instrumental in determining our corporate strategy. In addition, by serving as both the Chairman of the Board and our Chief Executive Officer, Mr. Lipar serves as an invaluable bridge between our management and our Board of Directors and ensures that they act with a common purpose.
Mr. Lipar’s extensive business knowledge, along with his demonstrated leadership capability through the growth of the Company, makes him highly qualified to continue to serve as our Chairman of the Board and our Chief Executive Officer.

Bryan Sansbury	Director
Mr. Sansbury, age 41, has served as our Lead Independent Director since June 2013. Mr. Sansbury is Chief Operating Officer of Aon Hewitt and has been with Aon Hewitt and its affiliates for eighteen years. Mr. Sansbury was previously President of Aon Hewitt’s Emerging Solutions business and a Business Unit Leader in Aon Hewitt’s HR Business Process Outsourcing business. Mr. Sansbury also led Aon Hewitt’s Canadian Outsourcing business. Early in his career, Mr. Sansbury held several client and business management roles in Aon Hewitt’s Atlanta office and led the Pension Outsourcing business in the Southeast region. Mr. Sansbury is a former member of The Woodlands (Texas) Area Economic Development Partnership Board and a fellow of the CEO Perspectives program at the Kellogg School of Management at Northwestern University. Mr. Sansbury is the chair of our Compensation Committee and is a member of our Nominating and Corporate Governance Committee.
Given his extensive business experience, Mr. Sansbury provides our Board of Directors with a unique perspective on business issues impacting the Company as well as corporate governance. His leadership experience in several different capacities also makes him highly qualified to serve as the Lead Independent Director of our Board of Directors.

Steven Smith	Director
Mr. Smith, age 58, has served as a director since June 2013. Mr. Smith has practiced health law in the Washington, D.C. office of Ober, Kaler, Grimes & Shriver (“Ober Kaler”) for more than 9 years and is the Managing Partner of that office. He practices exclusively in the health care regulatory, operational and transactional areas where he counsels hospitals, physicians and other clients on a variety of issues including corporate governance, executive compensation and agreements; medical staff issues including structure and relationship to hospitals, medical staff bylaws, physician disciplinary matters and all peer review related issues; compliance, from both an operational and legal standpoint; structuring transactions to achieve the objectives of his clients and to comply with such laws and regulations; patient safety and quality assurance issues as they relate to both reimbursement and improvement of patient care; and risk and claims management, insurance coverage and fiduciary responsibilities. Prior to joining Ober Kaler, Mr. Smith was Senior Vice-President and General Counsel for a large healthcare system in Maryland for 10 years. Mr. Smith is the uncle of Mr. Lipar, our Chief Executive Officer and Chairman of the Board. Mr. Smith is the chair of our Nominating and Corporate Governance Committee and is a member of our Audit Committee.
With his wealth of knowledge on issues relating to corporate governance and executive compensation, Mr. Smith provides us with a unique perspective on issues affecting the Company. This expertise, combined with his leadership experience as a senior executive enables Mr. Smith to be a valuable member of our Board of Directors.

Robert Vahradian	Director

Mr. Vahradian, age 53, has served as a director since June 2013. Mr. Vahradian is a senior managing director of GTIS Partners, LP (“GTIS”). GTIS currently has approximately $3 billion of assets under management, including residential, retail, industrial, office, hotel and mixed-use properties in the U.S. and Brazil. Mr. Vahradian runs the U.S. investment and asset management activities of GTIS, and is a member of the investment committee of GTIS. Mr. Vahradian joined GTIS in 2006 and has 28 years of real estate experience. Previously, Mr. Vahradian was President of Allied Partners, a private real estate investment company and was Chief Operating Officer and principal of The Athena Group, L.L.C., a residential investment and development company based in New York. Prior to joining The Athena Group, LLC, Mr. Vahradian was a Director in Credit Suisse First Boston’s real estate investment banking and principal groups. Mr. Vahradian is a member of our Nominating and Corporate Governance Committee.
Through Mr. Vahradian’s vast experience in real estate, residential land development and homebuilding investments, asset management and finance, he is exceptionally well qualified to serve as a director and provides our Board of Directors with valuable insight on real estate and finance matters.

Required Vote
The proposal regarding the election of directors requires the approval of a plurality of the votes cast at our Annual Meeting. This means that the five nominees receiving the highest number of affirmative "FOR" votes will be elected as directors.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
EACH OF THE NOMINATED DIRECTORS.

 PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
                  ACCOUNTING FIRM
          At the Annual Meeting, the stockholders will be asked to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014, or until such firm's earlier resignation or removal. While stockholder ratification of the appointment of the Company's independent registered public accounting firm is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. In the event the appointment of Ernst & Young LLP is not ratified by the stockholders, our Audit Committee will consider this fact when it appoints our independent registered public accounting firm for fiscal 2015. Even if the appointment of Ernst & Young LLP is ratified, our Audit Committee retains the discretion to select and appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.
Our Audit Committee approved the appointment of Ernst & Young LLP to audit our consolidated financial statements as of December 31, 2013. Prior to the formation of our Audit Committee in July 2013, Ernst & Young LLP was engaged to audit the 2011 and 2012 financial statements of the Company’s predecessor. Prior to engaging Ernst & Young LLP, we did not consult with them with regard to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered, and neither a written report nor oral advice was provided to us that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).
We have been advised that a representative of Ernst & Young LLP will be present at the Annual Meeting to answer appropriate questions and to have an opportunity to make a statement if desired.
Independent Registered Public Accounting Firm Fees and Services
Ernst and Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2013. Audit services of Ernst and Young LLP for fiscal 2013 included an audit of our consolidated financial statements, the combined financial statements of our predecessor included in the prospectus relating to our initial public offering which was declared effective by the SEC on November 6, 2013, and services related to our periodic filings with the SEC. Additionally, Ernst and Young LLP provided certain services related to the consolidated quarterly reports and annual and other periodic reports, registration statements and comfort letters.
Ernst and Young LLP’s fees for professional services for 2013 and 2012 included the following:

	2013	2012
Audit Fees - aggregate fees for audit services, which relate to the fiscal year consolidated audit, the combined audits of our predecessor companies, quarterly reviews, registration statements, and comfort letters	$1,815,000	$415,558
Audit-Related Fees - aggregate fees for audit-related services	—	—
Tax Fees	—	—
All Other Fees - aggregate fees for all other services	—	—
Total	$1,815,000	$415,558

It is our Audit Committee’s policy to pre-approve all audit, audit related and permissible non-audit services rendered to us by our independent registered public accounting firm. Consistent with such policy, all of the fees listed above that we incurred for services rendered by Ernst and Young LLP subsequent to formation of our Audit Committee in July 2013 were pre-approved by our Audit Committee.
The report of Ernst & Young LLP relating to our 2013 and 2012 consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. Moreover, during the fiscal years ended December 31, 2013, 2012 and 2011, there were no (i) disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young LLP, would have caused either Ernst & Young LLP to make reference to the subject matter of the disagreement(s) in connection with their reports on the consolidated financial statements of LGI Homes, Inc. and subsidiaries or (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Required Vote
            The affirmative vote of a majority of votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. Abstentions will not be counted in determining the number of votes cast, and thus will not affect the voting results of this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.

            THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

Report of the Audit Committee
The primary purpose of the Audit Committee is to assist the Board in its oversight of the financial reporting and disclosure process.
In addition to fulfilling its responsibilities as set forth in its charter and further described above in "Corporate Governance and Director Independence— Audit Committee," the Audit Committee has reviewed the Company's audited consolidated financial statements for the fiscal year ended December 31, 2013. Discussions about the Company's audited consolidated financial statements included its independent registered public accounting firm's judgments about the quality, not just the acceptability, of the Company's accounting principles and underlying estimates used in its consolidated financial statements, as well as other matters, as required by Auditing Standard No. 16 ("AS 16"), as adopted by the Public Company Accounting Oversight Board and by our Audit Committee Charter. In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the fiscal year ended December 31, 2013 with the Company's management.

2.	The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by AS 16.

3.
The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Duncan Gage (Chair)
Steven Smith
         The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS
Set forth below is information regarding the Company's current executive officers who are not also directors. Information concerning Eric Lipar, our Chief Executive Officer and Chairman of the Board, may be found above in the section entitled "Proposal 1—Election of Directors."

Name	Age	Position
Eric Lipar	43	Chief Executive Officer and Chairman of the Board
Michael Snider	43	President and Chief Operating Officer
Charles Merdian	44	Chief Financial Officer, Secretary and Treasurer
Jack Lipar	46	Executive Vice President of Acquisitions
Margaret Britton	52	Chief Administrative Officer
Rachel Eaton	33	Executive Vice President and Chief Marketing Officer
Michael Snider.     Mr. Snider has served as our President since 2009 and Chief Operating Officer since July 2013 and oversees all aspects of our sales, construction, and product development. Since joining LGI in 2004 as Homebuilding Manager, Mr. Snider also served as Executive Vice President of Homebuilding (2005-2009) and President (2009-June 2013). Prior to joining us, Mr. Snider served as a Project Manager for Tadian Homes, a homebuilder based in Troy, Michigan.
Charles Merdian.     Mr. Merdian serves as our Chief Financial Officer, Secretary and Treasurer. He was elected Secretary and Treasurer in 2013. Prior to becoming our Chief Financial Officer in 2010, Mr. Merdian was our Controller from 2004 through 2010. Prior to joining us in 2004, Mr. Merdian served as Accounting and Finance Manager for The Woodlands Operating Company where he specialized in accounting and financial analysis of real estate ventures, focusing primarily on residential and commercial developments. Prior to The Woodlands Operating Company, Mr. Merdian served as an accounting manager working at the Williamson-Dickie Manufacturing Co. and as a senior auditor for Coopers & Lybrand, L.L.P. Mr. Merdian has more than 15 years of experience in residential real estate and homebuilding finance. Mr. Merdian is a Certified Public Accountant and is a member of the Texas Society of Certified Public Accountants.
Jack Lipar.     Mr. Lipar has served as our Executive Vice President of Acquisitions since March 2013. He previously served as Vice President of Acquisitions from December 2010 through February 2013, and Acquisitions Manager from 2006 to December 2010. Mr. Lipar oversees land acquisitions and development for LGI. Prior to joining us, Mr. Lipar worked at HP Pelzer, an auto parts manufacturing company based in Germany, as the Vice President of Purchasing and Director of Operations. Mr. Lipar was also the General Manager and a member of the Board of Directors at Alliance Interiors, an affiliate of HP Pelzer. Prior to HP Pelzer, Mr. Lipar was a worldwide Purchasing Manager for Cooper Standard, one of the world’s leading manufacturers of automotive parts.
Margaret Britton.     Mrs. Britton has served as our Chief Administrative Officer since August 2013. She is responsible for various corporate areas, including governance, risk and compliance matters. From 2008 to 2012, Mrs. Britton was a Director at Deloitte Financial Advisory Services, LLP, where she provided advisory services and was a leader in their national environmental consulting practice. She worked as a consultant from 2003 to 2007 and, as such, among other things, assisted two multinational energy companies with the implementation and oversight of their Sarbanes-Oxley Act requirements. Prior to 2002, Mrs. Britton was an assurance partner at Arthur Andersen LLP. Mrs. Britton is a Certified Public Accountant and a member of the Board of Directors for the Girl Scouts of San Jacinto Council.
Rachel Eaton.     Mrs. Eaton serves as our Chief Marketing Officer. Today, she is responsible for the overall growth and direction of our marketing initiatives, brand image and social media. Prior to becoming our Chief Marketing Officer in June 2013, Mrs. Eaton served as our Vice President of Marketing and Administration from May 2012 through May 2013, Director of Marketing & Special Events from 2007 to May 2012, Executive Assistant from 2004 to 2007, and Administrative Assistant from 2003 to 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of August 1, 2014 by (i) each of our directors and executive officers, individually and as a group, and (ii) each person known to our management to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

	Shares Beneficially
Name and Address of Beneficial Owner (1)	Owned	Percent
5% Stockholders:
Thomas Lipar (2)	2,652,495	12.77%
Gilder, Gagnon, Howe & Co. LLC (3)	2,391,727	11.52%
Wellington Management Company, LLP (4)	1,727,410	8.32%

Directors and Executive Officers (5):
Eric Lipar(6)	2,940,899	14.2%
Michael Snider(7)	113,761	*
Charles Merdian	13,636	*
Jack Lipar	20,726	*
Margaret Britton(8)	20,897	*
Rachel Eaton(9)	35,271	*
Bryan Sansbury(10)	194,117	*
Duncan Gage	18,636	*
Steven Smith	28,773	*
Robert Vahradian	16,000	*
All executive officers and directors as a group
(10 persons)	3,402,716	16.4%

*	Represents less than 1% of the number of shares of our common stock outstanding.
(1)	Beneficial ownership is determined in accordance with SEC rules. The percentage of shares beneficially owned is based on 20,763,449 shares of our common stock outstanding as of August 1, 2014.
(2)
Based solely on Schedule 13G filed with the SEC on November 15, 2013 by Thomas Lipar. The shares of our common stock reported include 368,723 shares owned by RE Finance Partners, Ltd., whose general partner is an entity wholly-owned by Mr. Lipar. Mr. Lipar disclaims beneficial ownership in 276,542 shares attributable to limited partnership interests owned by other partners in that partnership. The shares of our common stock reported excludes 678,396 shares attributable to limited partnership interests owned by Mr. Lipar in EDSS Holdings, LP, whose general partner is an entity wholly-owned by his son, Eric Lipar, our Chief Executive Officer and Chairman of the Board, as to which Mr. Thomas Lipar has no voting or investment power. Mr. Thomas Lipar’s address is 3440 Riley Fuzzel, Suite 150, Spring, Texas 77384.

(3)
Based solely on Schedule 13G filed with the SEC on February 12, 2014 by Gilder, Gagnon, Howe & Co. LLC (“Gilder Gagnon”). Gilder Gagnon reported sole voting and dispositive power for 58,173 shares of our common stock and shared power to dispose or direct the disposition of 2,333,554 shares of our common stock. The shares reported include 2,203,602 shares held in customer accounts of Gilder Gagnon over which partners and/or employees of Gilder Gagnon have discretionary authority to dispose of or direct the disposition of the shares, 129,952 shares held in accounts owned by the partners of Gilder Gagnon and their families, and 58,173 shares held in the account of the profit-sharing plan of Gilder Gagnon. The address of Gilder Gagnon’s principal business office is 3 Columbus Circle, 26th Floor, New York, New York 10019.

(4)
Based solely on Schedule 13D/A filed with the SEC on February 14, 2014 by Wellington Management Company, LLP (“Wellington Management”). Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own 1,727,410 shares of our common stock which are held of record by clients of Wellington Management. The address of Wellington Management’s principal business office is 280 Congress Street, Boston, MA 02210.

(5)
There are no restricted stock units held by the directors and executive officers reflected in the beneficial ownership shares and percentages since none of the outstanding RSUs vest within the next 60 days.

(6)
Includes 2,339,297 shares held by EDSS Holdings, LP, whose general partner is an entity wholly-owned by Mr. Eric Lipar. Mr. Lipar disclaims beneficial ownership in 678,396 shares attributable to limited partnership interests owned by Thomas Lipar, who is a limited partner in EDSS Holdings, LP. Eric Lipar is the son of Thomas Lipar. Also includes 17,326 shares owned by Mr. Eric Lipar’s spouse.

(7)	Includes 4,227 shares owned by Mr. Snider’s spouse.
(8)	Includes 3,409 shares owned by a trust for the benefit of Ms. Britton’s mother and 3,570 shares owned by Ms. Britton’s mother, of which Ms. Britton disclaims beneficial ownership.
(9)	Includes 13,636 shares owned by Ms. Eaton’s spouse.
(10)	Includes 23,101 shares owned by Mr. Sansbury’s spouse.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. These officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of copies of Forms 3, 4 or 5 filed by the Company on behalf of its directors and officers or otherwise provided to the Company, the Company believes that during and with respect to the year ended December 31, 2013, its officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION
As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies" as such term is defined in the rules promulgated under the Securities Act of 1933, as amended, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer (referred throughout as our named executive officers).
Prior to our initial public offering (“IPO”) in November 2013, our Board of Directors performed a formal annual compensation review. Our Compensation Committee evaluated the performance of our chief executive officer and made recommendations with regard to his compensation to our board for approval. Our Chief Executive Officer reviewed the performance of our executive officers, including the named executive officers (other than himself), with our Compensation Committee and made recommendations to our Compensation Committee with regard to each executive officer’s compensation (other than himself). Our Compensation Committee considered such recommendations and then made its own recommendations with regard to each executive officer’s compensation (other than the Chief Executive Officer) to our Board for approval.
Our Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) to assist it in assessing the competitiveness of our executive compensation programs and aid in the transition of our compensation programs from a private company to a public company structure. During 2013, Meridian was engaged to:

•	Provide advice on the Company’s executive pay philosophy;

•	Provide data for the establishment of a peer group of companies as a reference source for assessing competitive compensation practices;

•
Provide market data for our Compensation Committee to consider in assessing chief executive officer and other executive officer base salary, annual bonus opportunity, long-term incentive awards, benefits and severance protections;

•	Provide market data for our Compensation Committee to consider in assessing director compensation practices; and

•	Provide advice on the design of incentive compensation vehicles and other programs to meet the Company’s objectives.
Meridian does not provide any other services to us. Our Compensation Committee evaluated the independence of Meridian and concluded that no conflict would prevent Meridian from serving as an independent consultant to the committee.

Executive Compensation Program Elements

Effective January 1, 2014, our executive compensation program includes the following elements:

•	Base Salary

•	Annual Bonus

•	Equity Incentive Plan
The Annual Bonus Plan (the “Bonus Plan”) was adopted by our Board of Directors as a subplan of the 2013 Equity Incentive Plan (the “2013 Plan”) and became effective immediately prior to our IPO for periods beginning after January 1, 2014. Under the Bonus Plan, our Compensation Committee determines the terms and conditions of awards and designates the executives who participate in the Bonus Plan. Payments under the Bonus Plan to executives are based on the level of achievement of performance goals during the applicable calendar year.
At the beginning of each performance period, our Compensation Committee establishes, at its discretion, the performance goal, the target award and the payout formula for each participant.  At the end of each performance period, our Compensation Committee will certify the extent to which the performance goals applicable to each participant were satisfied.  Payouts are intended to be made in cash, however, our Compensation Committee has the discretion to convert the dollar award into a stock-based award, subject to applicable limits set forth in the 2013 Plan and has unilateral discretion to eliminate or reduce any award that would otherwise be payable to a participant.
In addition, under the 2013 Plan our Compensation Committee may also establish, at its discretion, long-term incentive performance goals. Similar to annual performance goals, at the end of each performance period, our Compensation Committee will certify the extent to which the performance goal was satisfied.
The actual awards under the 2013 Plan, including the Bonus Plan, will be determined based on the level of performance, subject to annual individual participant limits set forth in the 2013 Plan of $2,000,000 for cash awards; 500,000 shares for options and stock appreciation rights; and 300,000 shares for restricted stock, restricted stock units, performance shares, performance units and other stock-based awards. Any payouts and awards under the 2013 Plan will be made shortly after receipt of our audited annual financial statements for the applicable period.
We maintain a tax-qualified defined contribution plan that covers all eligible employees who are over age 21. The 2013 Plan permits employees to make pretax contributions and provides for discretionary employer matching contributions and profit sharing contributions. Employer contributions vest over five years.

SUMMARY COMPENSATION TABLE
The following table provides information concerning compensation of our principal executive officer and our two other highest paid executive officers for the fiscal years ended December 31, 2013 and 2012.

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Stock Awards (2)	All Other Compensation		Total
Eric Lipar, CEO and Chairman of the Board	2013	500,755	$—	$—	$42,635	(3)	$543,390
	2012	500,755	$—	$—	$49,451	(4)	$550,206

Michael Snider, President and Chief Operating Officer	2013	400,755	$400,869	$497,662	$337,337	(5)	$1,636,623
	2012	400,755	$190,996	$—	$15,787	(6)	$607,538

Charles Merdian, Chief Financial Officer, Secretary and Treasurer	2013	238,062	$226,213	$253,737	$163,416	(7)	$881,428
	2012	200,754	$113,135	$—	$3,000	(8)	$316,889

(1)	The amounts shown reflect incentive cash compensation awards paid in 2013 and 2012, based upon the net profit of specific development communities.

(2)
The amounts shown reflect incentive compensation awards based upon the net profit of specific development communities that were accrued as of November 6, 2013 and were converted to restricted stock units (“RSUs”) of equal value immediately prior to the IPO at the IPO price of $11 per share. In addition, 50 RSUs were granted to each of our employees on November 6, 2013, immediately prior to our IPO. The RSUs vest on November 6, 2014 and will be settled in shares of our common stock. The amounts shown reflect the grant date fair value of the RSUs, determined in accordance with FASB ASC Topic 718. See Note 12 to our consolidated financial statements included in our 2013 Form 10-K , regarding assumptions underlying valuations of equity awards for 2013. Details regarding equity awards that are still outstanding can be found in the “Outstanding Equity Awards at December 31, 2013” table below.

(3)
Includes: (i) Company matching contributions of $3,000 per year pursuant to our 401(k) plan, and (ii) club dues paid by us in the amount of $8,280, (iii) $26,855, representing the payments paid by us on two cars for Mr. Eric Lipar’s use and associated insurance premium payments through September 30, 2013, and (iv) a car allowance of $4,500 for the period from October 1, 2013 to December 31, 2013.

(4)
Includes: (i) Company matching contributions of $3,000 per year pursuant to our 401(k) plan, (ii) club dues paid by us in the amount of $9,600 and (iii) $36,851, representing the annual payments paid by us on two cars for Mr. Eric Lipar’s use and associated insurance premium payments.

(5)
Includes: (i) Company matching contributions of $3,000 per year pursuant to our 401(k) plan, (ii) $9,005 representing the annual payments paid by us on a car for Mr. Snider’s use and associated insurance premium payments through September 30, 2013, (iii) $320,832 of accrued incentive compensation awards based upon the net profit of specific development communities for the period November 7, 2013 to December 31, 2013, and (iv) a car allowance of $4,500 for the period from October 1, 2013 to December 31, 2013.

(6)
Includes: (i) Company matching contributions of $3,000 per year pursuant to our 401(k) plan and (ii) $12,787, representing the annual payments paid by us on a car for Mr. Snider’s use and associated insurance premium payments.

(7)
Includes (i) Company matching contributions of $3,000 per year pursuant to our 401(k) plan and (ii) $160,416 of accrued incentive compensation awards based upon the net profit of specific development communities for the period November 7, 2013 to December 31, 2013,

(8)	Includes Company matching contributions of $3,000 per year pursuant to our 401(k) plan.

On March 27, 2014, our Board of Directors approved a $100,000 discretionary cash bonus to Mr. Eric Lipar related to performance during the period from November 7, 2013 to December 31, 2013.
During 2013 and 2012, distributions of $3,969,417 and $276,964 were paid to Mr. Eric Lipar and certain of his affiliates to pay estimated federal income taxes on their earnings of entities for periods prior to the IPO when the respective entities were treated as pass-through entities for tax purposes. Similarly, $108,174 of distributions were paid to Mr. Snider and certain of his affiliates during 2013 to pay estimated federal income taxes on their earnings of entities for the 2013 period prior to the IPO when the respective entities were treated as pass-through entities for tax purposes. These distributions are excluded from the compensation amounts reported in the above table.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

The following table provides information concerning equity awards outstanding for our principal executive officer and our two other highest paid executive officers at December 31, 2013.

Name	Number of RSUs That Have Not Vested (#)(1)	Market Value of RSUs That Have Not Vested ($)(2)
Eric Lipar	—	$—
Michael Snider	45,242	$804,855
Charles Merdian	23,067	$410,362

(1)	These RSUs will vest on November 6, 2014.

(2)
Market value of shares or units that have not vested is based on the closing price of $17.79 per share of our common stock on The NASDAQ Global Select Market on December 31, 2013, the last trading day of 2013.

On March 27, 2014, $320,832 and $160,416 of accrued incentive compensation awards payable to Mr. Snider and Mr. Merdian, respectively, based upon the net profit of specific development communities for the period November 7, 2013 to December 31, 2013, were converted to RSUs of equal value based on the closing price of the Company’s common stock on The NASDAQ Global Select Market of $17.20 per share on March 27, 2014. As a result, 18,653 and 9,327 RSUs were issued to Mr. Snider and Mr. Merdian, respectively. Additionally, 10,295 and 5,148 RSUs were granted to Mr. Snider and Mr. Merdian, respectively, as discretionary bonuses related to 2013. The RSUs vest on March 27, 2015 and will be settled in shares of our common stock.
Employment Agreement
Mr. Eric Lipar, our Chief Executive Officer and Chairman of the Board, has an employment agreement with the Company which generally outlines the terms of his employment. The employment agreement provides for a five year term, a base salary of $500,000 and entitles Mr. Lipar to receive discretionary incentive bonuses.
Mr. Lipar’s employment agreement provides that, if our Board of Directors terminates his employment for any reason other than Cause or if he resigns for Good Reason he will be entitled to receive a payment equal to two years’ base salary. If, within one year after a Change in Control or within six months prior to a Change in Control, Mr. Lipar’s employment is terminated by him for Good Reason or by the Company other than for Cause, he will instead be entitled to receive severance benefits consisting of: (i) a lump sum payment equal to two year’s base salary; (ii) a lump sum payment equal to two times the amount of his target bonus; and (iii) $30,000 to enable Mr. Lipar to fund health coverage continuation benefits. In either case, such severance payments will be paid within forty-five days following Mr. Lipar’s separation from service or, if he is at the time of termination a “specified employee” as defined under Section 409A of the Internal Revenue Code of 1986, as amended, on the first to occur of (i) 10 days after the expiration of the six month period following such separation from service, (ii) death or (iii) such earlier date that complies with Code Section 409A. All such severance payments are subject to Mr. Lipar’s execution of a waiver and release agreement.
Mr. Lipar’s employment agreement incorporates the terms of his prior agreement with the Company governing confidentiality, non-competition and non-solicitation.
Mr. Lipar’s employment agreement defines “Cause” as, following written notice to him and his failure to cure such occurrence(s): (i) any act or omission that constitutes a material breach by him under the employment agreement, (ii) conviction or plea of nolo contendere by him to any felony or another crime involving dishonesty or moral turpitude or which could reflect negatively on the Company, (iii) Mr. Lipar’s engaging in any misconduct, negligence, act of dishonesty, violence or threat of violence that is injurious to the Company, (iv) Mr. Lipar’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company, (v) Mr. Lipar’s refusal to following the directions of our Board of Directors or (vi) any other willful misconduct by Mr. Lipar which is materially injurious to the financial condition or business reputation of the Company. “Good Reason” is defined to include: (i) a material diminution in Mr. Lipar’s base salary or a failure by the Company to pay material compensation due and payable, (ii) a material diminution in the nature or scope of Mr. Lipar’s authority, duties, responsibilities or title, (iii) requiring Mr. Lipar to be based at any office more than 50 miles from his current office location or (iv) a material breach by the Company of the employment agreement, which includes the failure of any successor entity to the Company to expressly assume the employment agreement.
A “Change in Control” is deemed to occur if: (i) any person acquires securities of the Company representing 50% or more of the total voting power of the Company, (ii) individuals who constitute the Board of Directors of the Company on the date of the employment agreement (Incumbent Directors) within a one year period cease to constitute at least a majority of the board; provided, that any individual whose election or nomination for election by the stockholders was approved by a majority of the then Incumbent Directors shall be considered an Incumbent Director, with certain exceptions; or (iii) the stockholders of the Company approve any merger, consolidation or recapitalization of the Company or any sale of substantially all of its assets where (a) the stockholders of the Company prior to the transaction do not, immediately thereafter, own at least 51% of both the equity and voting power of the surviving entity or (b) the Incumbent Directors at the time of the approval of the transaction would not immediately thereafter constitute a majority of the Board of Directors of the surviving entity.
Additionally, Mr. Lipar will participate in such pension, profit-sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Company that may be in effect from time to time. The Company does not have any agreements with any of its other officers, directors, or employees containing provisions governing the compensation and benefits that may be paid to any such person upon termination of employment or a change in control of the Company.

Equity Compensation Plan Information

The table below sets forth the information as of December 31, 2013 for our equity compensation plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plan approved by security holders	140,372	—	1,359,628

A total of 1,500,000 shares of our common stock are reserved for issuance under the 2013 Plan at December 31, 2013. The number of shares reserved for issuance under the 2013 Plan was automatically increased by 500,000 shares subsequent to December 31, 2013, in accordance with the provisions of the 2013 Plan. The 2013 Plan provides for the granting of incentive stock options, nonstatutory stock options, restricted awards (restricted stock and restricted stock units), performance awards, and stock appreciation rights, or any combination of the foregoing. There are 140,372 RSUs outstanding at December 31 2013, each of which was granted at a $0 exercise price. See Note 12 to our consolidated financial statements included in our 2013 Form 10-K for a description of the plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Family Relationships
Mr. Smith is the uncle of Mr. Eric Lipar, our Chief Executive Officer and Chairman of the Board. Mr. Eric Lipar and Mr. Jack Lipar, our Executive Vice President of Acquisitions, are cousins. There are no other familial relationships among our executive officers and directors.
Review and Approval of Transactions with Related Persons
Our Board of Directors has adopted a Statement of Policy Regarding Transactions with Related Parties, which requires that each director and executive officer promptly advise the chairman of the Audit Committee of any Related Person Transaction, as defined therein, of which he or she becomes aware in which we are to be a participant, the amount involved exceeds $120,000 and the applicable Related Person had or will have a direct or indirect material interest, and all material facts with respect thereto. The policy defines “Related Person” as (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company or (iii) an Immediate Family Member (as defined in the policy) of any person identified in clauses (i) or (ii). The Audit Committee (or, if determined by the Audit Committee as advisable, the disinterested members of our Board of Directors) shall then consider such Related Person Transaction for approval or ratification.
In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of our Board of Directors, as the case may be, shall consider all factors that are relevant to the Related Person Transaction, including, without limitation, the following:

•	the size of the transaction and the amount payable to a Related Person;

•	the nature of the interest of the Related Person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•
whether the transaction involves the purchase or sale of assets or the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

The policy supplements the conflict of interest provisions in our Code of Business Conduct and Ethics.
Agreements with Thomas Lipar
Concurrent with the IPO, the Company entered into a three-year consulting agreement with Thomas Lipar for $100,000 per year payable on a monthly basis. Mr. Thomas Lipar is the father of Eric Lipar, our Chief Executive Officer and Chairman of the Board. Consulting fees were approximately $17,000 for the year ended December 31, 2013.
On July 11, 2014, the Company acquired approximately 1,980 acres of land located in Lancaster, South Carolina, from LGI Land SC, LLC, an entity owned and managed by Mr. Thomas Lipar, for an aggregate purchase price of approximately $15.4 million. In accordance with our review and approval policy for transactions with related persons, the Audit Committee recommended that the transaction be considered by the disinterested members of our Board of Directors. The transaction was approved by the disinterested members of the Board.
In the future, we may consider acquiring other land from Thomas Lipar or certain of his affiliates. Any such acquisition involving an amount in excess of $120,000 will be evaluated for approval by the Audit Committee (or, if determined by the Audit Committee as advisable, the disinterested members of our Board of Directors) in accordance with our Statement of Policy Regarding Transactions with Related Parties discussed above.

ADDITIONAL INFORMATION
Stockholder Proposals and Nominations for Director for the 2015 Annual Meeting
Stockholder proposals intended for inclusion in next year's proxy materials related to the 2015 annual meeting of stockholders (the "2015 Annual Meeting") pursuant to SEC Rule 14a-8 must be received at the Company's principal executive offices on or before April 15, 2015, or if the date of the 2015 Annual Meeting has been changed by more than 30 days from the date of the Annual Meeting (i.e. September 25), then the deadline is a reasonable time before the Company begins to print and send its proxy materials related to the 2015 Annual Meeting.
Stockholder proposals not intended for inclusion in next year's proxy materials, but which instead are sought to be presented at the 2015 Annual Meeting must be submitted in accordance with the specific procedures and requirements set forth in Article II, Sections 2.1 of our Bylaws, and any director nominations must be submitted in accordance with the specific procedures and requirements set forth in Article III, Section 3.1(a) of our Bylaws. These procedures require that any nominations or proposals must be delivered to, or mailed and received at, the Company's principal executive offices no earlier than April 15, 2015 and no later than May 15, 2015 in order to be considered.
In the event the date of the 2015 Annual Meeting is more than 30 days before or after September 25, 2015, any nominations or proposals must be delivered to, or mailed and received at, the Company's principal executive offices not earlier than the 120th day before the date of the 2015 Annual Meeting and not later than the later of the 90th  day prior to the 2015 Annual Meeting or the close of business on the 10th  day following the day on which the first public disclosure of the date of the 2015 Annual Meeting was made.
Householding
The SEC's rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials or proxy materials, you can request them from Mediant Communications LLC at 1-866-648-8133 or contact them by email (paper@investorelections.com) or using the internet (www.investorelections.com/LGIH).
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials or proxy materials for your household, please contact Mediant Communications LLC at the above phone number.

Other Matters That May Come Before the Annual Meeting
We do not know of any matters other than those stated above which are to be brought before the Annual Meeting. However, if any other matters should be properly presented for consideration and voting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their judgment.
Obtaining Copies of the Company’s 2013 Form 10-K
STOCKHOLDERS OF THE COMPANY MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013 BY SENDING A WRITTEN REQUEST FOR THE 2013 FORM 10-K TO INVESTOR RELATIONS, LGI HOMES, INC., 1450 LAKE ROBBINS DRIVE, SUITE 140, THE WOODLANDS, TEXAS 77380.

By Order of the Board of Directors
LGI Homes, Inc.
The Woodlands, Texas
August 12, 2014

HOMES

ANNUAL MEETING OF STOCKHOLDERS OF LGI HOMES, INC.

Date: September 25, 2014
Time: 10:00 A.M. Central Daylight Time
Place: 1450 Lake Robbins Drive, Suite 140, The Woodlands, Texas 77380

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors recommends you vote **FOR** proposals 1 and 2.

1: Election of Directors

	For	Withhold	Board of Directors Recommend
01 Duncan Gage	☐	☐	For
02 Eric Lipar	☐	☐	For
03 Bryan Sansbury	☐	☐	For
04 Steven Smith	☐	☐	For
05 Robert Vahradian	☐	☐	For

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here ____________ Please Date Above ____________

Please Sign Here ____________ Please Date Above ____________

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

HOMES

Annual Meeting of Stockholders of LGI Homes, Inc.
to be held on Thursday, September 25, 2014
This proxy is being solicited on behalf of the Board of Directors

VOTED BY:

INTERNET

Go To
www.proxypush.com/LGIH
- Cast your vote online.
- View proxy materials.

OR

TELEPHONE

Call
855-773-1625
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL
- Mark, sign and date your Proxy Card.
- Detach your Proxy Card.
- Return your Proxy Card in the postage-paid envelope provided.

The undersigned hereby appoints Charles Merdian and Meg Britton, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of LGI Homes, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.

All votes must be received by 5:00 P.M., Central Time, September 24, 2014.

PROXY TABULATOR FOR

LGI HOMES, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

751874_PC.indd 1 8/2/14 1:31 AM

➔ Please separate carefully at the perforation and return just this portion in the envelope provided if you are not voting via telephone or the Internet. ➔

Proxy — LGI Homes, Inc.

Annual Meeting of Stockholders
September 25, 2014, 10:00 A.M. CDT
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Charles Merdian and Meg Britton (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of LGI Homes, Inc., a Delaware corporation ("the Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the headquarters of the Company, 1450 Lake Robbins Drive, Suite 140, The Woodlands, Texas 77380 on Thursday, September 25, 2014 at 10:00 A.M. CDT and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees for director and "FOR" proposal 2. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. If you vote by Internet or telephone, you do NOT need to mail back your proxy card.

To attend the meeting and vote your shares in person, please mark this box. ☐

751874_PC.indd 2 8/2/14 1:31 AM

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/LGIH. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2014 Annual Meeting of stockholders and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's annual meeting, please make this request on or before September 15, 2014.

For a Convenient Way to VIEW Proxy Materials – and – VOTE Online go to: www.proxydocs.com/LGIH

Proxy Materials Available to View or Receive:

1. Proxy Statement, including Notice of Annual Meeting 2. Annual Report

Printed materials may be requested by one of the following methods:

INTERNET	TELEPHONE	*E-MAIL
www.investorelections.com/LGIH	(866) 648-8133	paper@investorelections.com

You must use the 12 digit control number located in the shaded gray box below.

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

ACCOUNT NO.

SHARES

LGI Homes, Inc. Notice of Annual Meeting of Stockholders

Date: Thursday, September 25, 2014
Time: 10:00 A.M. (CDT)
Place: LGI Homes, Inc. Headquarters, 1450 Lake Robbins Drive, Suite 140, The Woodlands, Texas 77380

You are cordially invited to attend the meeting and vote in person. Directions to the meeting can be found at: http://www.proxydocs.com/LGIH

1. Election of Directors

01 Duncan Gage
02 Eric Lipar
03 Bryan Sansbury
04 Steven Smith
05 Robert Vahradian